UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Canal Park, Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2024, HubSpot, Inc. (the “Company”) announced that Alyssa Harvey Dawson will resign as the Company’s Chief Legal Officer upon mutual agreement with the Board of Directors effective as of December 31, 2024 (the “Transition Date”). Ms. Harvey Dawson’s resignation is not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices. The Board of Directors thanks Ms. Harvey Dawson for her contributions to HubSpot and wishes her well in her future endeavors.

To assist with an orderly transition, on December 2, 2024, the Company and Ms. Harvey Dawson entered into a Transition and Severance Agreement (the “Severance Agreement”), pursuant to which Ms. Harvey Dawson agreed to remain an employee of the Company in a transitional role through March 1, 2025 (the “Separation Date,” and the period between the Transition Date and the Separation Date, the “Transition Period”). During the Transition Period, Ms. Harvey Dawson will (i) continue to receive her regular base salary, less applicable withholdings and taxes, (ii) be entitled to the continued vesting of all outstanding equity awards through the Separation Date, (iii) remain eligible to receive an annual bonus for fiscal year 2024, provided she remains employed on the date the Company pays such bonuses to its executives, and (iv) continue to participate in the Company’s medical insurance, life insurance, disability, retirement and other benefit plans.

Assuming the fulfillment of all obligations during the Transition Period and the execution and non-revocation of the Severance Agreement (including the Release of Claims included therein), following the Separation Date Ms. Harvey Dawson will be entitled to receive (i) cash severance payments equal to four months of her current base salary, less applicable withholdings and taxes, and (ii) payment or reimbursement of COBRA premiums through the earlier of (a) June 30, 2025 or (b) the date Ms. Harvey Dawson becomes eligible for group medical plan benefits under any other employer’s group medical plan. The Severance Agreement incorporates customary non-disclosure, non-solicitation and non-disparagement obligations.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Severance Agreement, dated December 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

December 5, 2024	By:	/s/ Kate Bueker
Name: Kate Bueker
Title: Chief Financial Officer